UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2015

STAR MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0963619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 W. Knox Rd, #202, Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

As of October 30, 2015 Star Mountain Resources, Inc. (the “Company”, “we”, “us”, “our”) completed the sale of 3,130,000 units (the “Units”) to nine accredited investors at $0.50 per Unit for an aggregate purchase price of $1,565,000 pursuant to a Subscription Agreement in the form filed herewith as Exhibit 10.1 (the “Subscription Agreement”). Each Unit is comprised of the following:

(a)	One share of the Company’s Series C Preferred Stock as provided for in the form of Designations, Rights and Preferences of Series C Preferred Stock described below and included as Exhibit A to the Subscription Agreement (the “Series C Preferred Stock”),

(b)	One share of the Company’s common stock,

(c)	One Series A common stock purchase warrant entitling the holder to purchase an additional share of the Company’s common stock at an exercise price of $0.75 per share for a period of two years from the issuance date thereof as provided for in the Form of Series A Warrant attached as Exhibit B to the Subscription Agreement (the “A Warrant”), and

(d)	One Series B common stock purchase warrant entitling the holder to purchase one share of the Company’s common stock at an exercise price of $1.50 per share for a period of three years from the issuance date thereof as provided for in the Form of Series B Warrant attached as Exhibit C to the Subscription Agreement (the “B Warrant”).

Two of the investors in this offering included Joseph Marchal, our our Chief Executive Officer and a Director and Edward Brogan, a Director. Furthermore, subscribers of the Units will be entitled to Piggy-Back Registration Rights as provided for in the Piggy-Back Registration Rights Agreement included as an exhibit to the Subscription Agreement.

In addition, Messrs. Marchal and Brogan lent the company an aggregate of $875,000 and plan to seek approval of final terms of their loans from the Board of Directors at their next meeting.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective November 2, 2015 (the “closing date”) we acquired a 100% interest in Northern Zinc, LLC, a Nevada limited liability company (“Northern Zinc”) pursuant to an October 13, 2015 purchase agreement we entered into among us, Northern Zinc and its sole member Aviano Financial Group, LLC, a Delaware limited liability company (“Aviano”) (the “Northern Zinc Purchase Agreement”). Northern Zinc and Aviano are unrelated third parties. On the closing date Northern Zinc acquired 100% of the issued and outstanding common stock of Balmat Holding Corporation (“Balmat”) and its wholly owned subsidiary, St. Lawrence Zinc Company, LLC (“SLZ”), the owner of the mining property known as the Balmat Zinc Mine and certain mining and processing equipment (the “Balmat Mine”) pursuant to an October 13, 2015 purchase agreement we entered into among us, Northern Zinc, HudBay Minerals Inc. (“Hudbay”), Balmat and SLZ (the “Balmat Purchase Agreement”). Balmat, SLZ and Hudbay are unrelated third parties. The Balmat mine is located in upstate New York. Following the closing date of the Northern Zinc and Balmat Purchase Agreement, we plan to initiate work with the goal of producing zinc concentrate at the mine within a 9 to 12 month period.

Northern Zinc Acquisition

Pursuant to the terms of the Northern Zinc Purchase Agreement, we issued 10,000,000 shares of our unregistered common stock (the “Northern Zinc Acquisition Shares”) to Aviano and assumed $1,390,000 in debts of Northern Zinc (the “Assumed Northern Zinc Debt”) in exchange for 100% of Northern Zinc’s membership interests owned by Aviano (the “Northern Zinc Acquisition”).

Pursuant to the terms of the Northern Zinc Purchase Agreement, we agreed to enter into a corporate development consulting agreement with David Linsley, a principal of Northern Zinc. In addition, we agreed to appoint Wayne Rich as our Chief Financial Officer no later than November 13, 2015 and appoint two members to our board of directors designated by Aviano for a period of three years after the closing date. Further, Francis McAllister, Guy LeBel and Peter Bojtos will be offered positions on an advisory board to our company for a period of at least three years after the closing date. Members of the board of directors and advisory board members will be entitled to receive industry standard monetary compensation (including shares or share options), taking into account our cash flows and results of operations and, as from time to time are approved by our Board of Directors.

Balmat Holding Acquisition

At the closing date we acquired 100% of the issued and outstanding common stock of Balmat from Hudbay (the “Balmat Acquisition”) for a purchase price of $17,000,000 in cash (the “Balmat Cash Amount”) and issued 550,000 shares of our unregistered common stock (the “Balmat Acquisition Shares”). The Balmat Cash Amount is payable in any of the following ways:

Option 1. Under this option, $1,500,000 was paid on the closing date and the balance of $15,500,000 (the “Deferred Balmat Cash Amount”) will be paid as follows:

●	$500,000 upon completion of the first shipment of ore concentrate from the Balmat Mine;

●	$5,000,000 on the 12 month anniversary shipment of ore concentrate from the Balmat Mine; and

●	$2,500,000 on each of the following dates from the first shipment of ore concentrate from the Balmat Mine: 18th month, 24 th month, 30 th month and the 36 th month.

Option 2. At Northern Zinc’s election to be confirmed by notice to Hudbay within three months after the closing date (the “Option 2 Purchase Price Election Date”), the purchase price will be reduced to $9,000,000 (the “Option 2 Purchase Price”) payable $1,500,000 in cash upon the closing date, which amount has been paid, issuance of the Balmat Acquisition Shares valued at $500,000 and the balance of $7,000,000 within three days after the Option 2 Purchase Price Election Date.

In addition to the payment of the Option 2 Purchase Price, Northern Zinc would assume all environmental liabilities in respect of the Balmat Mine; and all liabilities relating to or arising from any claims by existing or former employees relating to employment, termination, on-the-job injuries or death, unsafe working conditions or exposure to potentially harmful substances; and waive its right to indemnification by HudBay in respect of certain damages identified in the Hudbay Purchase Agreement.

Option 3. At Northern Zinc’s election to be confirmed by notice to Hudbay within 30 days before the 12 month anniversary of the first shipment of ore concentrate from the Balmat Mine, the purchase price will be reduced to $16,500,000 (the “Option 3 Purchase Price”) payable $1,500,000 in cash on the closing date, which amount has been paid, issuance of the Balmat Acquisition Shares valued at $500,000 and the balance of $14,500,000 paid as follows:

●	$400,000 upon completion of the first shipment of ore concentrate from the Balmat Mine; and

●	$4,700,000 on each of the following dates from the first shipment of ore concentrate from the Balmat Mine: 12th month, 18 th month and 24 th month.

The number of Balmat Acquisition Shares will be adjusted in the event the average volume weighted price of our common stock is less than $1.00 per share over the 20 trading days following the date we complete an offering of our securities.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placements of the above-referenced securities, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transactions did not involve a public offering, each of the recipients acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Series C Preferred Stock

On November 4, 2015, the Company filed with the Secretary of State of Nevada an amended and restated certificate of designation of preferences, rights and limitations of the Company’s Series C preferred stock (the “Series C Certificate of Designation”). The Series C Certificate of Designation authorized the issuance of up to 5,000,000 shares of Series C preferred stock, par value $0.001 per share, with a stated value equal to $0.50 per share, subject to increase as set forth in the Series C Certificate of Designation.

Holders of the Series C preferred stock are entitled to 10 votes per share on matters submitted to a vote of the Company’s stockholders. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary of involuntary, the holders of the Series C preferred stock will be entitled to receive out of the assets of the Company an amount equal to the par value of the Series C Preferred and any other fees or liquidated damages then due and owing, for each share of Series C preferred stock before any distribution or payment is made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series C preferred stock will be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Subject to the terms of the Series C Certificate of Designation, the Series C preferred stock is convertible, at any time after six months after the date of issuance into that number of shares of common stock determined by dividing each $1.00 of Stated Value by two (2), subject to adjustment as provided in the Series C Certificate of Designation. The Company will not effect any conversion of Series C preferred stock, and the holder of Series C preferred stock will not have the right to convert any portion of the Series C preferred stock, to the extent that, after giving effect to the conversion, the holder and its affiliates and any person acting as a group with the holder or any of its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The foregoing description of the Series C Certificate of Designation is qualified in its entirety by the provisions of the Amended and Restated Certificate of Designations filed hereto as Exhibits 3.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On November 5, 2015 we issued a press release regarding our acquisition of the Balmat Mine. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K the financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the closing date.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K the financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the closing date.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase Agreement dated as of October 13, 2015 among Star Mountain Resources, Inc., Northern Zinc, LLC, and Aviano Financial Group, LLC. (Incorporated by reference to Exhibit 2.1 to the Company’s current report on Form 8-K as filed with the SEC on October 16, 2015)

2.2	Purchase Agreement dated as of October 13, 2015 among Northern Zinc, LLC, Star Mountain Resources, Inc., HudBay Minerals Inc. Balmat Holding Corporation and St. Lawrence Zinc Company, LLC. (Incorporated by reference to Exhibit 2.2 to the Company’s current report on Form 8-K as filed with the SEC on October 16, 2015)

3.1	Amendment to Certificate of Designation - Series C Preferred Stock

10.1	Form of Subscription Agreement.

99.1	Press Release dated November 5, 2015 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR MOUNTAIN RESOURCES, INC.

Date: November 5, 2015	By:	/s/ Joseph Marchal
Joseph Marchal, Chief Executive Officer